CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Invesco Exchange-Traded Fund Trust of our report dated June 25, 2018, relating to the financial statements and financial highlights, which appears in each of the Funds’ (as listed in Appendix A) Annual Report on Form N-CSR for the year ended April 30, 2018. We also consent to the references to us under the headings “Fund Service Providers,” “Financial Highlights,” “Statement of Additional Information” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

June 20, 2019

Appendix A

Fund Name	Predecessor Fund
Invesco S&P 100 Equal Weight ETF	Invesco Russell Top 200 Equal Weight ETF
Invesco S&P 500 GARP ETF	Invesco Russell Top 200 Pure Growth ETF
Invesco S&P 500 Value with Momentum ETF	Invesco Russell Top 200 Pure Value ETF
Invesco S&P MidCap Momentum ETF	Invesco Russell Midcap Pure Growth ETF
Invesco S&P MidCap Quality ETF	Invesco Russell Midcap Equal Weight ETF
Invesco S&P MidCap Value with Momentum ETF	Invesco Russell Midcap Pure Value ETF
Invesco S&P SmallCap Momentum ETF	Invesco Russell 2000 Pure Growth ETF
Invesco S&P SmallCap Value with Momentum ETF	Invesco Russell 2000 Pure Value ETF